                                                                    EXHIBIT 10.2

                              ASSUMPTION AGREEMENT

      ASSUMPTION AGREEMENT, dated as of March 19, 2004, made by AURORA FOODS INC., a Delaware corporation (the "Company"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders party to the Credit Agreement referred to below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                                   WITNESSETH:

      WHEREAS, Crunch Holding Corp., Pinnacle Foods Holding Corporation, the Lenders party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, General Electric Capital Corporation, as Syndication Agent, and JPMorgan Chase Bank, Citicorp North America, Inc. and Canadian Imperial Bank of Commerce, as Co-Documentation Agents, have entered into that certain Credit Agreement dated as of November 25, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

      WHEREAS, pursuant to that certain Agreement and Plan of Reorganization and Merger dated as of November 25, 2003 (as amended, supplemented or otherwise modified from time to time), among the Company and Crunch Equity Holding, LLC, Pinnacle Foods Holding Corporation was merged (the "Merger") with and into the Company, with the Company being the surviving entity;

      WHEREAS, the Merger has occurred and as a result thereof, the Company has succeeded to all rights and obligations of Pinnacle Foods Holding Corporation by operation of law and without further action by any Person;

      WHEREAS, Section 6.03(a) of the Credit Agreement provides that any Person may merge into the Borrower in a transaction in which the surviving entity is a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving entity is not the Borrower, such Person expressly assumes, in writing, all of the obligations of the Borrower under the Loan Documents; and

      WHEREAS, the Company desires to further evidence its assumption of the rights and obligations of Pinnacle Foods Holding Corporation in, under and to the Credit Agreement and the other Loan Documents to which Pinnacle Foods Holding Corporation is a party by executing and delivering this Assumption Agreement.

      NOW, THEREFORE, IT IS AGREED:

            SECTION 1. Assumption of Obligations. By execution and delivering this Assumption Agreement, the Company hereby becomes party to the Credit Agreement, the Collateral Agreement and each other Loan Document (including any
Note) previously executed and delivered by Pinnacle Foods Holding Corporation with the same force and effect as if the Company were initially a party thereto and hereby expressly assumes all obligations of the "Borrower" thereunder.

            SECTION 2. References to the "Borrower" or "Pinnacle Foods Holding Corporation". It is understood and agreed that references in each Loan Document to the term "Borrower" or "Pinnacle Foods Holding Corporation" shall now be deemed to be references to the Company.

            SECTION 3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the other Lenders that (i) the Aurora Merger has occurred, (ii) it is a Person organized or existing under the laws of the United States of America, a State thereof or the District of Columbia and (iii) this Assumption Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Assumption Agreement.

            SECTION 4. Counterparts; Effectiveness. This Assumption Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Assumption Agreement shall become effective when the Administrative Agent shall have received a counterpart of this Assumption Agreement that bears the signature of the Company and the Administrative Agent shall have executed a counterpart hereof, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed signature page to this Assumption Agreement by telecopy shall be as effective as delivery of a manually signed counterpart of this Assumption Agreement.

            SECTION 5. Credit Agreement. Except as expressly modified hereby, the Credit Agreement shall remain in full force and effect.

            SECTION 7. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 8. Severability. Any provision of this Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9. Notice. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.

            SECTION 10. Expenses. The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Assumption Agreement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

            SECTION 11. Headings. The Section headings of this Assumption Agreement used herein are for convenience of reference only, are not part of this Assumption Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Assumption Agreement.

            IN WITNESS WHEREOF, the Company and the Administrative Agent have duly executed this Assumption Agreement as of the day and year first above written.

                                                 AURORA FOODS INC.,

                                                      By

                                                        /S/ N. MICHAEL DION
                                                       -------------------------
                                                        Name: N. Michael Dion
                                                        Title: CFO

                                                 Acknowledged and agreed to by:

                                                 DEUTSCHE BANK TRUST COMPANY
                                                 AMERICAS,
                                                 AS ADMINISTRATIVE AGENT

                                                      By

                                                         /S/ SCOTTYE LINDSEY
                                                        ------------------------
                                                         Name: Scottye Lindsey
                                                         Title: Director